Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constitut-ing part of the Registration Statement on Form S-3 (No. 33-86886), Form S-3
(No. 333-930), Form S-3 (No. 333-37911), Form S-3 (No. 333-52089) and Form S-8
(No. 333-24971) of Regency Realty Corporation and Form S-4 (No. 333-63723) and Form S-3 (No. 333-72899) of Regency Centers, L.P. of our report dated
February 5, 1999 relating to the financial statements of Pacific Retail Trust for the years ended December 31, 1998 and 1997 which appears in the Current Report on Form 8-K/A of Regency Realty Corporation dated February 28, 1999.



PricewaterhouseCoopers LLP
Dallas, Texas
March 22, 1999